UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 15, 2014

Smack Sportswear

(Exact name of registrant as specified in its charter)

000-53049

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

20316 Gramercy Place

Torrance, CA 90501

(Address of principal executive offices)

(310) 787-1222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Chief Executive Officer; Chairman of the Board

As described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014 (the “Previous 8-K”) by Smack Sportswear (the “Company”), William Sigler resigned as Chief Executive Officer of the Company, effective September 22, 2014.

On October 15, 2014, in connection with Mr. Sigler’s resignation the Board of Directors of the Company (the “Board”) designated Doug Samuelson, the Company’s Chief Financial Officer to serve and perform the functions of the interim Chief Executive Officer and interim principal executive officer of the Company, until such time as a replacement for Mr. Sigler is named. Mr. Samuelson will continue to serve as Chief Financial Officer and principal financial officer of the Company while carrying out his additional responsibilities. Mr. Samuelson’s previous compensation arrangements with the Company will not change in connection with these new interim appointments.

Mr. Samuelson is a licensed CPA in California and has over 10 years of experience working for public accounting firms and over 10 years of experience as a Chief Financial Officer (CFO), Director and Controller for both private and publicly traded companies. Most recently, Doug was the CFO for two years at Medacta USA, an orthopedic distributor located in Camarillo, California. Before his position at Medacta, he had his own consulting practice working as a contract CFO and assisting public companies with their Sarbanes-Oxley (SOX) compliance. From 2005 to 2010, he worked for JH Cohn LLP in their audit and consulting groups in Woodland Hills, California, primarily working with publicly traded companies with their SOX compliance, but also providing technical accounting and financial reporting guidance to those companies. He also managed audits for privately held companies. From 2002 to 2005, he worked for the RAND Corporation in Los Angeles, California, as a Director of Accounting. From 1998 to 2002, he worked for Spirent Communications as their Director of Accounting in Calabasas, California. From 1992 to 1998, he worked for Arthur Andersen LLP in their audit practice in Los Angeles, California.

On October 15, 2014, the Board determined it was in the best interests of the Company to elect Christopher Jenks to the Board and for Mr. Jenks to serve and perform the functions of the Chairman of the Board. As compensation for his services, Mr. Jenks will receive 750,000 shares of the Company’s common stock, par value $0.001 per share, and such shares shall vest according to the following schedule: 200,000 shares on December 1, 2014, 200,000 shares on March 1, 2015 and 350,000 shares on August 15, 2015.

Mr. Jenks is currently the Chief Marketing Officer for Epic Sports Products, Inc., a global baseball training product manufacturing and marketing company. With over 25 years in the sporting goods industry, Chris has marketing and operating experience with several world class brands including adidas, Sports Specialties (a division of Nike), Body Glove, and YKK. From 2003 to 2009, Chris was COO of BG Partners, Body Glove’s US softgoods (apparel, footwear, bags, related accessories) licensing arm. Prior to Body Glove, Chris was Director of Brand Marketing at adidas America, responsible for all consumer communications. He was also the Director of Marketing for agron, Inc., the US licensee of adidas accessories. Chris serves on the Board of Directors of Epic Sports Products, Inc. and the Fremont County Humane Society. Previously, he held roles of Development Chair and Marketing Chair for the UCLA Anderson Alumni Executive Board. He earned his MBA from UCLA Anderson in 1994 and received his undergraduate degree from the University of Notre Dame in 1989, graduating cum laude.

There are no family relationships between the Company and Mr. Jenks or Mr. Samuelson.  The Company has had no transaction since the beginning of its last fiscal year, and has no transaction proposed, in which Mr. Jenks or Mr. Samuelson, or any member of their immediate family, has a direct or indirect material interest.

Mr. Jenks and Mr. Samuelson have not been a party to any transaction with the Company or its subsidiaries during 2014 of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K and no such transaction is currently contemplated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2014	SMACK SPORTSWEAR

/s/ Doug Samuelson
Doug Samuelson Interim Chief Executive Officer and Chief Financial Officer